EXHIBIT 23.2


                  Consent of Ernst & Young LLP, Independent Auditors


               We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of ICG Communications, Inc. for the registration of 145,997 shares of its common stock and to the incorporation by reference therein of our reports (a) dated February 13, 1998 with respect to the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1997 and the related statement of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1997 (not presented separately therein) and (b) dated April 16, 1998 with respect to the consolidated balance sheet of NETCOM On-Line Communication Services, Inc. as of December 31, 1996 and the related statements of operations, stockholders' equity and cash flows for the three months then ended (not presented separately therein), included in the Annual Report (Form 10-K) of ICG Communications, Inc., ICG Holdings (Canada) Co. and ICG Holdings, Inc. for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP

          San Jose, California
          March 26, 1999